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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports relating to the financial statements and schedule of Lineo, Inc. and the financial statements of Zentropic Computing, LLC and to all references to our Firm included in or made part of this registration statement and prospectus.


ARTHUR ANDERSEN LLP
Salt Lake City, Utah
October 10, 2000